Weyco Reports Third Quarter Sales and Earnings

MILWAUKEE, Nov. 1, 2010 /PRNewswire-FirstCall/ -- Weyco Group, Inc. (Nasdaq: WEYS) today announced financial results for the quarter ended September 30, 2010.

Net sales for the third quarter were $57.1 million, compared to third quarter 2009 sales of $57.9 million.  Net earnings were $3.4 million for the third quarter of 2010 and 2009.  Diluted earnings per share were $0.30 per share in 2010 as compared with $0.29 per share in the third quarter of 2009.

Net sales in the North American wholesale segment, which include North American wholesale sales and licensing revenues, were $41.4 million for the third quarter of 2010, compared with $42.4 million in the same period in 2009.  Wholesale sales were $41.1 million in the third quarter of 2010, compared to $41.8 million in 2009.   Licensing revenues were $362,000 in 2010 and $616,000 in 2009.  Wholesale net sales of Stacy Adams footwear were up 16%, as the brand continued to perform well in department stores.   Sales of the Nunn Bush brand were down 8% for the quarter, primarily because a significant new account was opened in the third quarter of last year, and that period included the initial shipments to that customer.   Florsheim net sales were down 16% compared to last year, primarily due to reduced shipments to mid-tier shoe chains, as Florsheim is at the higher end of the pricing matrix in those stores and consumers have continued to trade away from higher priced brands.

Net sales in the North American retail segment, which include sales from the Company’s 36 Florsheim retail stores in the U.S. and its Internet business, were $5.2 million in the third quarter of 2010, compared with $5.1 million in the third quarter of 2009.  Same store sales were up 3%.

Other net sales, which include wholesale and retail sales in Australia, Asia Pacific, South Africa, and Europe were $10.6 million in the third quarter of 2010, compared to $10.5 million in 2009. Florsheim Australia’s net sales benefited from a weaker U.S. dollar in 2010.

Operating earnings for the third quarter of 2010 were $4.5 million, compared with $4.6 million in 2009.  As a percent of sales, operating earnings were 7.9% in the third quarters of 2010 and 2009.

Other income and expense for the third quarter included foreign exchange gains on intercompany loans between the U.S. and Florsheim Australia of $535,000 in 2010 and $357,000 in 2009.

Earnings before tax were $5.6 million for the third quarter of 2010 compared to $5.5 million last year.

Weyco Group will host a conference call on November 2, 2010, at 11:00 a.m. Eastern Time to discuss the third quarter financial results in more detail.  To participate in the call please dial 888-679-8038 or 617-213-4850, referencing passcode #93035712, five minutes before the start of the call. A replay will be available for one week beginning about one hour after the completion of the call by dialing 888-286-8010 or 617-801-6888, referencing passcode #77150823.  Alternatively, the conference call and replay will be available by visiting the investor relations section of Weyco Group’s website at www.weycogroup.com.

About Weyco Group:

Weyco Group, Inc., designs and markets moderately priced and better-grade men’s branded footwear for casual, fashion, and dress lifestyles.  The principal brands of shoes sold by the Company are Florsheim, Nunn Bush, Stacy Adams and Umi.  The Company’s products are sold to shoe specialty stores, department stores and clothing retailers.  Weyco Group, Inc. operates wholesale and retail businesses in the United States, Canada, Europe, Australia, South Africa and Asia Pacific.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Various factors could cause the results of Weyco Group to be materially different from any future results expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the Company’s ability to: (i) successfully market and sell its products in a highly competitive industry and in view of changing consumer trends, consumer acceptance of products and other factors affecting retail market conditions; (ii) procure its products from independent manufacturers; and (iii) other factors, including changes in foreign exchange rates and those detailed from time to time in Weyco Group’s filings made with the SEC.   Weyco Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(In thousands, except per share amounts)

Net sales	$ 57,136	$ 57,943	$ 166,898	$ 166,904
Cost of sales	34,985	36,272	102,681	106,631
Gross earnings	22,151	21,671	64,217	60,273

Selling and administrative expenses	17,660	17,089	52,599	50,156
Earnings from operations	4,491	4,582	11,618	10,117

Interest income	597	523	1,703	1,542
Interest expense	(7)	(1)	(95)	(26)
Other income and (expense), net	539	373	321	1,172

Earnings before provision for income taxes	5,620	5,477	13,547	12,805

Provision for income taxes	1,831	1,877	4,695	4,352

Net earnings	3,789	3,600	8,852	8,453

Net earnings attributable to noncontrolling interest	396	240	320	404

Net earnings attributable to Weyco Group, Inc.	$ 3,393	$ 3,360	$ 8,532	$ 8,049

Weighted average shares outstanding
Basic	11,252	11,256	11,293	11,259
Diluted	11,458	11,453	11,495	11,493

Earnings per share
Basic	$ 0.30	$ 0.30	$ 0.76	$ 0.71
Diluted	$ 0.30	$ 0.29	$ 0.74	$ 0.70

Cash dividends per share	$ 0.16	$ 0.15	$ 0.47	$ 0.44

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
	2010	2009
	(Dollars in thousands)
ASSETS:
Cash and cash equivalents	$ 6,771	$ 30,000
Marketable securities, at amortized cost	5,179	3,954
Accounts receivable, net	39,777	33,020
Inventories	47,840	40,363
Prepaid expenses and other current assets	3,401	3,922
Total current assets	102,968	111,259

Marketable securities, at amortized cost	58,950	42,823
Deferred income tax benefits	1,943	2,261
Other assets	15,306	13,070
Property, plant and equipment, net	26,025	26,872
Trademark	10,868	10,868
Total assets	$ 216,060	$ 207,153

LIABILITIES AND EQUITY:
Short term borrowings	$ 6,000	$ -
Accounts payable	7,514	9,202
Dividend payable	1,800	1,693
Accrued liabilities	9,115	7,846
Accrued income taxes	600	1,241
Deferred income tax liabilities	333	295
Total current liabilities	25,362	20,277

Long-term pension liability	18,249	18,533

Common stock	11,298	11,333
Capital in excess of par value	18,680	16,788
Reinvested earnings	147,303	146,241
Accumulated other comprehensive loss	(9,389)	(10,066)
Total Weyco Group Inc. equity	167,892	164,296
Noncontrolling interest	4,557	4,047
Total equity	172,449	168,343
Total liabilities and equity	$ 216,060	$ 207,153

WEYCO GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009 (UNAUDITED)

	2010	2009
	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$ 8,852	$ 8,453
Adjustments to reconcile net earnings to net cash
provided by operating activities -
Depreciation	2,066	2,163
Amortization	101	70
Net foreign currency transaction (gains) losses	(334)	(1,114)
Deferred income taxes	(67)	315
Stock-based compensation	852	645
Pension contribution	(1,500)	(1,000)
Pension expense	2,436	2,240
Loss on disposal of fixed assets	16	14
Increase in cash surrender value of life insurance	(258)	(249)
Changes in operating assets and liabilities:
Accounts receivable	(5,739)	(8,042)
Inventories	(6,940)	9,614
Prepaids and other current assets	797	956
Accounts payable	(1,768)	(1,953)
Accrued liabilities and other	278	2,737
Accrued income taxes	(651)	3,027
Net cash (used for) provided by operating activities	(1,859)	17,876

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses	(2,558)	(9,320)
Purchase of marketable securities	(22,094)	(8,065)
Proceeds from maturities of marketable securities	4,641	6,420
Life insurance premiums paid	(155)	(155)
Purchase of property, plant and equipment	(1,054)	(935)
Net cash used for investing activities	(21,220)	(12,055)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash received from noncontrolling interest	-	1,314
Cash dividends paid	(5,221)	(4,881)
Shares purchased and retired	(2,240)	(2,596)
Proceeds from stock options exercised	723	677
Net borrowings (repayments) under revolving credit agreement	6,000	(1,250)
Income tax benefits from share-based compensation	381	138
Net cash used for financing activities	(357)	(6,598)

Effect of exchange rate changes on cash	207	-

Net decrease in cash and cash equivalents	(23,229)	(777)

CASH AND CASH EQUIVALENTS at beginning of period	$ 30,000	$ 11,486

CASH AND CASH EQUIVALENTS at end of period	$ 6,771	$ 10,709

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid, net of refunds	$ 5,788	$ 1,304
Interest paid	$ 95	$ 28

CONTACT:  John Wittkowske, Senior Vice President and Chief Financial Officer of Weyco Group, Inc., +1-414-908-1600